UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2007

ADVANCED BIOPHOTONICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27943	11-3386214
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

125 Wilbur Place, Suite 120	11716
Bohemia, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (631) 244-8244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2007, Advanced BioPhotonics Inc. (the “Company”) entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Master Fund, Ltd. ("Master"), and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $250,000 in secured convertible notes; and (ii) warrants to purchase 20,000,000 shares of the Company’s common stock. Partners, Master and Millennium are collectively referred to as the "Purchasers."

The proceeds of the offering will be used support the Company’s commercialization activities for its BioScanIR® System and for working capital.

The secured convertible notes bear interest at 8%, unless the Company’s common stock is greater than $0.10 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company’s option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term “Initial Market Price” means the volume weighted average price of the Common Stock for the five trading days immediately preceding the closing which was $0.018.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company’s assets and intellectual property. Under the terms of the August 21, 2007 Registration Rights Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the Company’s election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.02 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company’s shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about the company and their investment, the Purchasers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated August 29, 2007, by and among Advanced BioPhotonics, Inc. and AJW Master Fund, Ltd., AJW Partners, LLC and New Millennium Capital Partners II, LLC.

10.2	Callable Secured Convertible Note issued to AJW Master Fund, Ltd., dated August 29, 2007.

10.3	Callable Secured Convertible Note issued to AJW Partners, LLC, dated August 29, 2007.

10.4	Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated August 29, 2007.

10.5	Stock Purchase Warrant issued to AJW Master Fund, Ltd., dated August 29, 2007.

10.6	Stock Purchase Warrant issued to AJW Partners, LLC, dated August 29, 2007.

10.7	Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated August 29, 2007.

10.8	Registration Rights Agreement, dated as of August 29, 2007, by and among Advanced BioPhotonics, Inc., AJW Master Fund, Ltd., AJW Partners, LLC and New Millennium Capital Partners II, LLC.

10.9	Security Agreement, dated as of August 29, 2007, by and among Advanced BioPhotonics, Inc., AJW Master Fund, Ltd., AJW Partners, LLC and New Millennium Capital Partners II, LLC.

10.10	Intellectual Property Security Agreement, dated as of August 29, 2007, by and among Advanced BioPhotonics, Inc., AJW Master Fund, Ltd., AJW Partners, LLC and New Millennium Capital Partners II, LLC.

10.11
Letter Agreement amending prior notes, dated as of August 29, 2007, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Partners, LLC, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOPHOTONICS INC.

Date: September 4, 2007	By:	/s/ Denis A. O’Connor
Denis A. O’Connor
President and Chief Executive Officer